                                SERVICE AGREEMENT

         This Service Agreement is made as of the 1st day of January, 2000, by and between PeopLease Corporation, a South Carolina corporation qualified and licensed to do business in South Carolina (hereinafter referred to as "PLC") and Gasel Transportation, Inc. (hereinafter referred to as "Customer") and whose Federal Tax Identification No. is: 31-1239328.

                                   WITNESSETH:

         A. PLC is in the business of leasing its employees to various businesses.

         B. Customer desires to lease employees of PLC to assist Customer in the operation of its business on the terms and conditions herein contained.

         C. PLC desires to lease its employees to Customer on the terms and conditions herein contained.

         NOW, THEREFORE, PLC and Customer agree as follows:

1.     Lease of Employees

1.1    Term of Lease Period

         Commencing on the 1st day of January, 2000 Customer shall lease from PLC, PLC's employees in accordance with the terms and conditions set forth herein. This Agreement shall continue in full force and effect for successive one year terms until terminated by either party, subject to the provisions of
Section 6.8 herein.

2.     Obligations of PLC

2.1    Supplying and Supervising of Personnel
         PLC shall lease personnel to Customer in accordance with Customer's expressed needs. PLC reserves its right to hire or refuse to hire any person making application to PLC for employment, whether or not referred by Customer, provided such refusal does not violate Sections 4.1 and 4.4 of this Agreement, and Customer acknowledges PLC's status as employer of the employees leased by Customer.

2.2

PLC shall be responsible for the payment, processing and issuance of the employees' paychecks.

2.3    Payroll Taxes
         PLC shall be responsible for withholding and payment of all payroll taxes including income tax, social security tax, unemployment contribution and other payroll taxes as may be required under State and Federal laws with respect to employees leased to Customer. As to such payroll taxes, PLC shall prepare and timely file with the proper governmental agencies or authorities, all required returns and reports. PLC hereby agrees to indemnify Customer for payments directly resulting from or incurred due to PLC's failure to comply with its obligations stated herein, provided reasonable prior written notice of such failure and request for payment is given to PLC by Customer.

2.4    Worker's Compensation Insurance
         PLC shall obtain and pay the costs of providing all necessary and legally required Worker's Compensation insurance and shall manage worker's compensation claims. PLC shall furnish to Customer a Certificate of Insurance evidencing the issuance to PLC and maintenance of PLC policies providing such coverage. PLC hereby agrees to indemnify and save Customer harmless from and against all worker's compensation claims brought against Customer by any employee(s) leased by Customer from PLC.

         Customer shall notify PLC immediately upon becoming aware of any injury that may result in a worker's compensation claim, and shall be prohibited from administering or otherwise managing such claim. Claim management and administration shall be the sole responsibility of PLC, with Customer providing assistance as requested by PLC.

2.5    Medical Insurance
         All PLC employees leased to Customer shall be eligible to procure medical insurance through a group plan provided by PLC unless disqualified by the insurer or unless insurance is otherwise made unavailable. The allocation of the cost of said plan shall be in accordance with Schedule B attached hereto. The provisions of this schedule will be reviewed and may be changed following changes in insurance requirements or costs.

3.     Obligations of Customer

3.1    Employee Information
         For all former employees of Customer that Customer refers to PLC for possible employment, Customer shall allow PLC to obtain information and documentation regarding such former employees, including, but not limited to, applications, W-4 forms, 1-9 forms, cafeteria plan election forms, and information regarding each employee's job class, rate of pay, legally required withholdings and deductions.

3.2    Payment
         At the end of each work week, but in no event less than forty-eight
(48) hours prior to the date upon which PLC is obligated to issue payroll to the employees covered hereby, Customer shall fax to PLC data which PLC intends to use as a base for each employee's compensation. PLC shall then send to Customer an invoice for payment of an amount calculated by multiplying the total gross wages each classification of employee has earned by the applicable factor set forth in Schedule A attached hereto. Within twenty-four (24) hours of the telefax transmission of such invoice to Customer, but in no event later than the time required for PeopLease to receive funds by 4:00 P.M. Eastern time of the day the payroll is to be sent to Customer, Customer shall, by wire transfer, pay the amount billed to PLC's designated bank.

         Payment of fees set forth in Schedule B will be payable on the first day of each month for all eligible employees on the payroll and leased to customer as of that date.

         The factors set forth in Schedules A and B are subject to adjustment by PLC, following notice thereof to Customer, based upon changes in local, State and/or Federal employment laws or changes in insurance requirements or costs.

3.3    Liability Insurance
         Customer shall obtain and maintain in full force and effect during the term of the Agreement, in limits of not less than $1,000,000 per occurrence, comprehensive general liability and property damage insurance with respect to the use or operation of equipment or property owned, possessed, transported or leased by Customer, and Customer shall assume full liability to the public for the use or operation thereof. If operating motor vehicles, Customer shall maintain all such insurance, as well as property damage/auto liability coverage, at limits as required by the Interstate Commerce Commission. Customer shall have PLC named as an additional insured on all general liability and auto liability policies.

3.4    Costs of Regulatory Compliance
         Except as otherwise specified herein, as between PLC and Customer, Customer shall bear the costs and expenses relating to keeping the work environment and equipment in compliance with any and all federal, state and local laws and regulations.

3.5      Employee Wages

         Customer warrants that it will gather and accurately report to PLC data, including wage rates, hours worked or miles driven, bonuses, vacation entitlement, etc., which forms the basis of each employee's compensation. Customer further agrees to maintain such records for the periods of time required by law.

3.6    Collective Bargaining
         Customer and PLC shall agree as to each other's responsibility for negotiating the terms of any necessary collective bargaining agreement with bargaining representatives of employees and will handle any and all administration or labor-related matters pursuant to such agreements including, but not limited to, grievances, wages, benefits, hours, working conditions and other related items. Customer shall immediately (within one day whenever possible) notify PLC of all organizing and collective bargaining matters.

4.     Obligations of Both Parties

4.1    Regulatory Compliance
         PLC and Customer shall comply with all federal, state and local employment laws and regulations.

4.2    Unlawful Acts
         Neither party hereto shall require any employee leased hereunder to do any unlawful act.

4.3    Withholdings Not Permitted
         Neither party shall make or effect any deduction or withholding from the pay of any employee leased hereunder except for deduction or withholdings required or permitted by law and except for any deduction or withholding to which the employee consents by a signed writing which specifies the reason for, date of, and amount of such deduction or withholding. This provision shall not apply to any applicable per diem related adjustments.

4.4    Discrimination
         The parties agree that as to employment covered by this Agreement, there will be no unlawful discrimination against any employee or applicant on the basis of age, race, creed, religion, sex, color, national origin, handicap, veteran status, union affiliation, actual or perceived disability of employee or applicant or family member thereof or any other similar legally protected status.

4.5    Cooperation in Defense
         To the extent that their interests do not conflict, the parties agree to cooperate in the defense of any claim brought against either or both of the parties on the basis of the relationship created by the parties hereunder. However, this provision shall in no way alter the responsibilities of each party as otherwise set forth herein.

4.6    Employee Notification
         Upon inception or termination of this Agreement, PLC and Customer shall immediately inform the employees leased hereunder of the status of the relationship of the parties hereto.

4.7    Termination of a Specific Employee Lease
         PLC shall have the exclusive right to terminate employees covered by this Agreement. Immediately upon notice from Customer of its decision to no longer lease any specific PLC employee, Customer shall provide fax notice to PLC's operations department, listing the name, social security number and reason for its decision. Immediately upon termination of any Employee by PLC, for any reason, PLC shall provide fax notice to Customer's operations department listing the name, social security number and reason for termination of such employee.

5.     Indemnifications

5.1 Indemnification for Matters Relating to Persons who are not Employees of Customer
         PLC shall assume complete and exclusive responsibility for all matters pertaining to all persons hired by PLC including, but not limited to, those leased to Customer. PLC shall indemnify Customer from and against damages directly resulting from claims or demands of such persons.

5.2 Indemnification for matters relating to Persons who are not Employees of PLC
         Customer shall assume complete and exclusive responsibility for all matters pertaining to the following categories of persons: all persons (a) hired by Customer and (b) on Customer's payroll. Customer shall unconditionally indemnify PLC, its agents, shareholders, officers, directors, assigns, and representatives, for and hold them harmless from and against any costs, expenses, fees, settlements, judgments, losses or damages of whatsoever nature incurred as a result of or arising from claims or demands relating to such persons.

5.3    Indemnifications for Employee Benefit Matters.
         Each party shall assume complete and exclusive responsibility for all matters including, but not limited to, ERISA, tax and COBRA matters, pertaining to employee welfare or benefit plans sponsored, offered, or administered by such party. Each party shall unconditionally indemnify the other party, its agents, shareholders, officers, directors assigns and representatives for and hold them harmless from and against any and all costs, expenses, fees, settlements, judgments, losses or damages of whatsoever nature, incurred as a result of or arising from claims or demands relating to such plans.

5.4    Indemnification of Certain Payroll Deductions
         Customer acknowledges and agrees that certain non-tax related deductions recorded on employee check stubs, including deductions for Customer sponsored benefit plans, or certain advances, are for monies due from the employee to Customer. Such deductions will be noted on the invoice submitted by PLC to Customer and will be reimbursed to Customer by deducting them from the gross amount due PLC by Customer. Customer is solely and exclusively responsible for such monies. Customer further agrees to provide certified proof to PLC upon request by PLC that such monies are properly maintained and remitted to the appropriate persons or entities at the appropriate times or otherwise demonstrated to the satisfaction of PLC that Customer has maintained, deposited or remitted said monies to the appropriate persons or entities at the appropriate times. Customer shall unconditionally indemnify PLC, its agents, shareholders, nonleased employees, officers, directors, assigns, insurers and representative for and hold them harmless from and against any costs, expenses, fees, settlements, judgments, losses or damages or whatever nature incurred as a result of or arising from claims or demands relating to such monies.

5.5    Indemnification for Acts or Omissions of Customer
         Customer agrees that it shall indemnify PLC for any of Customer's, or its agent's, acts or omissions that result in damages, costs or expenses for which PLC is or may be held liable. Such indemnification shall include reimbursement to PLC of all PLC's expenditures and prepayment of all expenditures reasonably expected to be incurred by PLC.

6.     General Provisions

6.1     Independent Contractor Relationship
         PLC shall be an independent contractor of Customer and shall not be its principal, director, agent, master, servant, employer or employee.

6.2     Third Party Beneficiaries
         The parties acknowledge and agree that no parties other than the parties hereto are intended to benefit hereunder.

6.3     Direction and Control of Employees

         PLC shall have the right to direct, control, discipline, terminate, promote, set wages for, reassign and reward each of the employees it leases to Customer. Such actions will be governed by PLC's employee handbook. PLC shall have at least one supervisor at the customer's principal place of business who shall be responsible for the day to day direction, control and supervision of all leased employees.

6.4     Condition for Becoming an Employee of PLC
         No person shall become an employee of PLC until PLC's corporate headquarters has received such person's signed and completed application, 1-9 and W-4 forms, payroll data and payment according to the rate assigned to such person as provided on Schedule A.

6.5     Benefit or Welfare Plans
         Customer acknowledges that PLC has an employee welfare plan available for its employees. If Customer does not desire the employees leased hereunder to enroll in such plan, it acknowledges that PLC will not offer enrollment to any of the employees leased hereunder.

6.6     Limitation of Services
         PLC will only provide those services specified herein and no other services shall be provided or implied, including without limitation, any strategic, operational or other business-related decisions with regard to Customer business. PLC will provide no equipment to the employees.

6.7     Right to Inspect Premises
         PLC or agents of PLC shall have the right but not the obligation to inspect the premises of Customer at mutually agreeable times (but in any event within three business days of such request) to make recommendations pertaining to job safety. It is agreed and understood that PLC, in either inspecting or not inspecting the Customer premises for safety purposes, assumes neither liability nor responsibility for any unsafe working condition which may exist. Should Customer fail to comply with any recommendations pertaining to job safety made by PLC, such failure shall constitute grounds for immediate termination of this Agreement.

6.8     Termination
         Either PLC or Customer may immediately terminate this Agreement in the event of breach by the other of any of the terms of this Agreement. In addition, PLC may immediately terminate this Agreement if it, in its sole discretion, determines that a material adverse change has occurred in the financial condition of Customer, or that Customer is unable to pay its debts as they become due in the ordinary course of business. Customer agrees to notify PLC of its insolvency or its intention to file bankruptcy or close its business.

         Either party may terminate this Agreement without cause upon thirty
(30) days written notice.

         The obligation of either party to notify, defend and save harmless the other under the terms of this Agreement shall continue after the termination hereof with respect to events occurring prior to such termination.

         Upon the voiding of this Agreement or the termination hereof by either party, both parties agree to promptly surrender and return to the other party any and all certificates or binders of insurance previously received from the other party.

6.9     Notices
         All notices which are required or may be given with respect to this Agreement shall be properly made if delivered in writing personally, or sent by facsimile transmission with a hard copy to also be sent by US Mail, or sent by US Mail addressed to the party at its address shown below:

PLC
PeopLease Corporation Suite 7 1470 Ben Sawyer Boulevard Mount Pleasant, SC
29464

Customer
Gasel Transportation, Inc. P. 0. Box 1199 Route 4, Box 181-A Marietta. OH 45750

6.10    Assignability
          This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto, but may not be assigned by either party until such assignment shall have been consented to in writing signed by the parties.

6.11    No Waiver of Rights
          The failure of either party strictly to enforce any provision hereof shall not be construed as a waiver thereof or as excusing either party from future performances in strict accordance with the provisions of this Agreement.

6.12    Applicable Law
          This Agreement shall be determined to be a contract made within the State of South Carolina and for all purposes shall be governed and construed under and in accordance with the laws of the State of South Carolina.

6.13    Business Interruption
          Neither party shall be liable to the other for any loss of business or any other damage, including but not limited to, profits, goodwill, special, incidental or consequential damage, which results from performance of each party's obligations hereunder.

6.14    Time of Performance
          Time is of the essence with respect to performance of all obligations set forth herein.

6.15    Integration
          This document, together with the schedules attached hereto, constitutes the full, complete, absolute and entire agreement between the parties. There are no oral representations, agreements or understandings affecting the same and any further such representations, agreements, understandings or waivers, in order to be binding upon the parties thereto, must be reduced to writing and signed by the parties.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year set forth above.

PeopLease Corporation

         Attest:

Charles R. Schellenger, President            D.W. Speer, Secretary

Gasel Transportation, Inc.

Attest:

President                             Secretary or Witness

[Print name of President]                  [Print name of Secretary or Witness]

[SCHEDULE "A") VARIABLE COST

         The following formula shall be used in calculating the Variable Cost of employment services on a weekly basis:

         Total employees' gross payroll multiplied by a factor of:

                    Factor                             Description
                    1.1758                  (7219) Local Drivers (No Per Diem)
                    1.1323                  (7219) OTR Drivers (With Per Diem)
                    1.1546                             (8380) Shop
                    1.1149                           (8810) Clerical
                     N/A                                  Other

PeopLease Corporation

Attest:

Charles R. Schellenger, President            D.W. Speer, Secretary

Gasel Transportation, Inc.

Attest:

President                         Secretary or Witness

{Print name of President]                [Print name of Secretary or Witness]